UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

VISA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33977	26-0267673
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 8999, San Francisco, California	94128-8999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 932-2100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On October 24, 2012, Visa Inc. (“Visa” or the “Company”) filed a Current Report on Form 8-K announcing the appointment of Charles W. Scharf as Chief Executive Officer and a member of the Board of Directors of the Company, effective November 1, 2012. Consistent with the terms of the Offer Letter attached as an exhibit to and incorporated by reference into that Form 8-K, on November 7, 2012, Visa and Mr. Scharf entered into a time sharing agreement (the “Time Sharing Agreement”) governing Mr. Scharf’s personal use of Company aircraft during his employment and his reimbursement of the Company for the costs of such use, in accordance with Section 91.501(c)(1) of the Federal Aviation Regulations. The Time Sharing Agreement is attached hereto as Exhibit 10.1

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Aircraft Time Sharing Agreement, effective November 7, 2012, between Visa Inc. and Charles W. Scharf.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 7, 2012

VISA INC.

By:	/s/ Byron H. Pollitt
Name:	Byron H. Pollitt
Title:	Chief Financial Officer

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